UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2007

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street

Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2007, Advance America, Cash Advance Centers, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Mr. J. Patrick O’Shaughnessy, age 42, as the Chief Financial Officer and Executive Vice President of the Company, effective as of August 21, 2007. Mr. O’Shaughnessy has been an investment banker since 1992, most recently as a partner at Thomas Weisel Partners LLC (“Thomas Weisel”). Prior to joining Thomas Weisel, he spent much of his career at Donaldson, Lufkin & Jenrette Securities Corporation (“DLJ”) and with Credit Suisse First Boston (“Credit Suisse”), where he remained after its acquisition of DLJ until 2002. Mr. O’Shaughnessy has originated and executed transactions in the mergers and acquisitions, equity and equity-linked securities, and leveraged finance areas, with concentrated deal experience in consumer and industrial industries. Mr. O’Shaughnessy is a graduate from the University of Notre Dame and received his MBA from the University of Chicago Graduate School of Business.

Mr. O’Shaughnessy will replace John I. Hill as the Chief Financial Officer and Executive Vice President of the Company, effective as of August 21, 2007. Also on August 21, 2007, the Board increased the size of the Board to nine members from eight, and appointed Mr. O’Shaughnessy to fill the newly-created vacancy, with a term to expire at the next annual meeting of the Company’s stockholders.

Under the terms of an offer letter between Mr. O’Shaughnessy and the Company, dated August 20, 2007 (the “Offer Letter”), a copy of which is attached hereto as Exhibit 10.1, Mr. O’Shaughnessy will be entitled to an annual base salary of $300,000 and will be eligible for a pro-rated bonus with a minimum payment of $40,000, payable in February 2008. Additionally, Mr. O’Shaughnessy will be eligible for future annual bonuses, which, under the current executive bonus structure for the Chief Financial Officer, yield a 50% payout based on annual salary for target performance and a maximum payout of 100% of annual salary. The amount of the bonuses will be determined by the Compensation Committee of the Board based on an equal weighting of the Company’s financial performance and Mr. O’Shaughnessy’s individual performance. In connection with his employment, Mr. O’Shaughnessy has been granted an option to purchase 200,000 shares of the Company’s common stock under its 2004 Omnibus Stock Plan, which option vests annually over a three-year period. Mr. O’Shaughnessy will also be reimbursed for certain relocation expenses.

On August 23, 2007, the Company issued a press release announcing the appointment of Mr. O’Shaughnessy and the departure of Mr. Hill, a copy of which is filed herewith as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated August 20, 2007, between Advance America, Cash Advance Centers, Inc. and J. Patrick O’Shaughnessy
99.1	Press Release, dated August 23, 2007, of Advance America, Cash Advance Centers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 23, 2007

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ Leigh Anna Hollis
Leigh Anna Hollis
Vice President and Secretary

Exhibit
Number	Description
10.1	Offer Letter, dated August 20, 2007, between Advance America, Cash Advance Centers, Inc. and J. Patrick O’Shaughnessy

99.1	Press Release, dated August 23, 2007, of Advance America, Cash Advance Centers, Inc.